UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

PROPEX INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6025 Lee Highway, Suite 425

Chattanooga, Tennessee 37421

(Address of principal executive offices, including zip code)

(423) 855-1466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2007, Propex Inc. (the “Company”) entered into the Second Amendment to Credit Agreement and Limited Waiver (the “Second Amendment”) with the lenders listed therein, BNP Paribas, as Administrative Agent, and the Company’s parent corporation and certain of its subsidiaries, as Credit Support Parties. As discussed in the Company’s Current Report on Form 8-K filed on January 12, 2007, the Company had determined that it was likely that, for the quarter ended December 31, 2006, the Company was not in compliance with one or more of the financial covenants contained in the Credit Agreement, dated as of January 31, 2006, as amended (the “Credit Agreement”), among the Company, the lenders listed therein, and BNP Paribas, as Administrative Agent.

The Second Amendment waives the Company’s compliance with the financial covenants contained in the Credit Agreement for the fourth quarter of 2006 and adjusts the financial covenants for the following five quarters ending March 31, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Second Amendment to Credit Agreement and Limited Waiver dated as of January 26, 2007, by and among Propex Inc., the financial institutions listed on the signature pages thereto, BNP Paribas, as administrative agent for the Lenders, and the Credit Support Parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX INC.

Dated: January 26, 2007	By:	/s/ Lee McCarter
Lee McCarter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Second Amendment to Credit Agreement and Limited Waiver dated as of January 26, 2007, by and among Propex Inc., the financial institutions listed on the signature pages thereto, BNP Paribas, as administrative agent for the Lenders, and the Credit Support Parties.